UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 12, 2016

Commission file number 1-13163
________________________
YUM! BRANDS, INC.
 (Exact name of registrant as specified in its charter)

North Carolina	13-3951308
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky	40213
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (502) 874-8300

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02	Results of Operation and Financial Condition

Yum! Brands, Inc. Releases Estimated December
Same-Store Sales for China Division

Louisville, KY (January 12, 2016) - Yum! Brands, Inc.’s (NYSE: YUM) China Division’s December same-store sales grew an estimated 1% year-over-year, including 5% growth at KFC and a decline of 11% at Pizza Hut Casual Dining.

For the fourth quarter, same-store sales grew an estimated 2% for the China Division. This included estimated growth of 6% at KFC and an estimated decline of 8% at Pizza Hut Casual Dining. As a reminder, the fourth quarter for the China Division includes the months of September, October, November and December.

As previously communicated, this is the final monthly sales release for the China Division. We will release Yum!’s fourth-quarter earnings on Wednesday, February 3, 2016 after market hours.

ADDITIONAL INFORMATION ONLINE
Definitions of terms are available online at www.yum.com under “Investors.”

Yum! Brands, Inc., based in Louisville, Kentucky, has over 41,000 restaurants in more than 125 countries and territories. Yum! is ranked #228 on the Fortune 500 List with revenues of over $13 billion in 2014 and is one of the Aon Hewitt Top Companies for Leaders in North America. The Company's restaurant brands - KFC, Pizza Hut and Taco Bell - are the global leaders of the chicken, pizza and Mexican-style food categories. Outside the United States, the Yum! Brands system opens over five new restaurants per day on average, making it a leader in international retail development.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date:	January 12, 2016	/s/ David E. Russell
Vice President, Finance and Corporate Controller